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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): FEBRUARY 18, 1998


                            THE UNIMARK GROUP, INC.
             (Exact name of registrant as specified in its charter)



         TEXAS                        1-13242                     75-2436543
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          (Identification No.)




                                 UNIMARK HOUSE
                                  BARTONVILLE
                              ARGYLE, TEXAS 76226
               (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code: (817) 491-2992
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ITEM 5.  OTHER EVENTS

         On February 18, 1998, The UniMark Group, Inc. (the "Company") announced that, in a privately negotiated transaction, a group led by Rafael Vaquero, the Company's Chief Operating Officer, have acquired from Jorn Budde, the Company's President, Chief Executive Officer and Chairman, 500,000 shares of Common Stock (approximately 5.8% of the Company's outstanding shares) for $5.00 per share. In connection with this transaction, Mr. Budde has resigned
all his positions with UniMark.   Rafael Vaquero, the Company's Chief Operating
Officer has been named President and Chief Executive Officer and Jakes Jordaan, a director of the Company, has been named Chairman of the Board.

         The Company also announced today that it anticipates reporting weaker than expected financial results and record restructuring and certain other charges in its fourth quarter ended December 31, 1997.


ITEM 7.     EXHIBITS

            Exhibit 99.1     Copy of the press release dated February 18, 1998.

            Exhibit 99.2 Non Competition Agreement dated February 18, 1998 between Jorn Budde and The UniMark Group, Inc.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:    February 19, 1998         THE UNIMARK GROUP, INC.
                                   (A Texas Corporation)


                                   By: /s/ RAFAEL VAQUERO BAZAN
                                       ------------------------------------
                                           Rafael Vaquero Bazan
                                           President, Chief Executive Officer
                                           and Director





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                              INDEX TO EXHIBITS

            EXHIBITS            DESCRIPTION
            --------            -----------

            Exhibit 99.1     Copy of the press release dated February 18, 1998.

            Exhibit 99.2 Non Competition Agreement dated February 18, 1998 between Jorn Budde and The UniMark Group, Inc.











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